Precision Auto Care, Inc.
           Exhibit 11-Statement Re: Computation of Per Share Earnings (In Thousands, except per share data)


                                                 Three Months Ended March 31,    Nine Months Ended March 31,
     Actual                                         1998               1997        1998               1997
----------------                                 ------------      ----------   -----------     -------------
 Weighted average shares outstanding
     common stock                                     5,481          1,334           3,609          1,486

 Weighted average shares issuable upon exercise
     of common stock options, if dilutive                60             47              46             47
                                                   --------         ------         -------        -------
 Total weighted average shares                        5,541          1,381           3,655          1,533
                                                   ========         ======         =======        =======

 Net earnings                                      $    619         $  254         $ 1,840        $ 1,122
                                                   ========         ======         =======        =======

 Basic earnings per share                          $   0.11         $ 0.19         $  0.51        $  0.76
                                                   ========         ======         =======        =======

 Diluted earnings per share                        $   0.11         $ 0.18         $  0.50        $  0.73
                                                   ========         ======         =======        =======



                                                 Three Months Ended March 31,    Nine Months Ended March 31,
  Pro Forma                                         1998               1997        1998               1997
----------------                                 ------------      ----------   -----------     -------------
 Weighted average shares outstanding
     common stock                                     5,481          5,464           5,470          5,629

 Weighted average shares issuable upon exercise
     of common stock options, if dilutive                60             47              46             47
                                                   --------         ------         -------        -------
 Total weighted average shares                        5,541          5,511           5,516          5,676
                                                   ========         ======         =======        =======

 Net earnings                                      $    619         $  436         $ 2,438        $ 1,798
                                                   ========         ======         =======        =======

 Basic earnings per share                          $   0.11         $ 0.08         $  0.45        $  0.32
                                                   ========         ======         =======        =======

 Diluted earnings per share                        $   0.11         $ 0.08         $  0.44        $  0.32
                                                   ========         ======         =======        =======